As filed with the Securities and Exchange Commission on September 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	13-3971809
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3960 Broadway

New York, New York 10032

(212) 781-5113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Norman J. Barta

President and Chief Executive Officer

3960 Broadway

New York, New York 10032

(212) 781-5113

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Thomas D. Balliett, Esq. J. Michael Mayerfeld, Esq. Kramer Levin Naftalis & Frankel LLP 919 Third Avenue New York, New York 10022 (212) 715-9100	James Martin Kaplan, Esq. Richard DiStefano, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5372

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-116162

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
common stock, $.001 par value per share	115,000	(2)	$6.00	$690,000	$87.42
underwriters’ warrants to purchase shares of common stock	10,000		$0.00053	$5.30	$0.01
common stock issuable upon exercise of the underwriters’ warrants	10,000	(3)	$7.50	$75,000	$9.50
Total					$96.93	(4)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(2)	Includes 15,000 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such indeterminable number of additional shares of common stock as may be issuable as a result of any future anti-dilution adjustments made in accordance with the terms of the underwriters’ warrants.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

Explanatory Note:     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Commission File No. 333-116162) initially filed by Nephros, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 4, 2004, which was declared effective by the Commission on September 20, 2004, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 20, 2004.

By:	/S/ NORMAN J. BARTA
Norman J. Barta President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ NORMAN J. BARTA Norman J. Barta	President, Chief Executive Officer and Director	September 20, 2004

/S/ MARC L. PANOFF Marc L. Panoff	Chief Financial Officer and Principal Accounting Officer	September 20, 2004

/S/ ERIC A. ROSE, M.D.* Eric A. Rose, M.D.	Chairman of the Board of Directors and Director	September 20, 2004

/S/ LAWRENCE J. CENTELLA* Lawrence J. Centella	Director	September 20, 2004

/S/ DONALD G. DRAPKIN* Donald G. Drapkin	Director	September 20, 2004

/S/ W. TOWNSEND ZIEBOLD, JR.* W. Townsend Ziebold, Jr.	Director	September 20, 2004

*By:	/S/ NORMAN J. BARTA
Norman J. Barta Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Kramer, Levin, Naftalis & Frankel LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.3	Consent of Darby & Darby P.C.

24.1	Power of Attorney, previously filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116162) and incorporated by reference herein.